Exhibit 99.1

NEWS RELEASE

Contact:                            Suzy W. Taylor
               866-652-1810

FirstCity Financial (NASDAQ FCFC) Reports Second Quarter 2006 Earnings and Restructure of Mexican Investments

Waco, Texas August 9, 2006

Highlights:

•                        FirstCity reports 2nd quarter 2006 earnings of $1,263,000 or $.11 per diluted share

•                        FirstCity invested $19 million in portfolio assets for the quarter.

•                        FirstCity closes restructuring transaction of Mexican investment platform, will receive approximately $2 million in consulting fees during third quarter.

Components of the quarterly results are detailed below (dollars in thousands except per share data):

	Three Months Ended		Six Months Ended
	June 30		June 30
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Portfolio Asset Acquisition and Resolution	$2,549	$4,128	$5,877	$8,243
Corporate overhead	(1,286)	(1,308)	(2,517)	(2,874)
Earnings from continuing operations	1,263	2,820	3,360	5,369
Loss from discontinued operations net of taxes	—	(97)	(75)	(97)
Net earnings to common stockholders	$1,263	$2,723	$3,285	$5,272
Diluted earnings per common share	$0.11	$0.23	$0.27	$0.44

James T. Sartain, President and CEO said, “We were pleased with the strong acquisitions and equity investments in the second quarter. Our pipeline is strong and we are currently evaluating 35 different transactions representing over $4 billion in face value of assets. In addition we are very excited about the restructure of our Mexican investment platform and believe that this new structure with AIG, a highly respected worldwide investor, may further enhance FirstCity’s investment opportunities in Mexico as well as other parts of Latin America.”

Portfolio Asset Acquisition and Resolution

FirstCity purchased $25.2 million in portfolio assets during the second quarter of 2006 and invested equity in these portfolios of $19 million.  These purchases consisted of six portfolios — five in the United States and one in Europe.

(more)

Portfolio purchases are detailed below (in millions):

			Latin		Invested
	Domestic	Europe	America	Total	Equity
2006
1st Quarter	$42.4	—	—	$42.4	$23.3
2nd Quarter	$24.2	$1.0	—	$25.2	$19.0
YTD 2006	$66.6	$1.0	—	$67.6	$42.3	*
2005
4th Quarter	$32.9	$37.2	$12.6	$82.7	$35.0
3rd Quarter	32.3	—	0.6	32.9	18.1
2nd Quarter	16.1	—	—	16.1	16.1
1st Quarter	12.1	—	2.8	14.9	2.2
Total Year 2005	$93.4	$37.2	$16.0	$146.6	$71.4	*
Total Year 2004	$91.2	$9.8	$73.1	$174.1	$59.8
Total Year 2003	$92.6	$31.2	$5.4	$129.2	$22.9	*

*                    In addition to the portfolio acquisitions above, FirstCity invested $7.7 million in partnerships during the first six months of 2006, $3.2 million during 2005 and $3.4 million during 2003.

Operating contribution from the Portfolio Asset Acquisition business for the second quarter was $2.5 million. The earnings were comprised of $6.7 million in revenues, $1.4 million in equity in earnings of investments and $5.6 million of expenses, including provisions net of recoveries for loan losses of ($58,000). The business generated 75% of the revenues (including equity in earnings of investments) from domestic investments, 6% from investments in Latin America and 19% from investments in Europe. The major components of revenue for the quarter include equity earnings in Acquisition Partnerships and servicing entities of $1.4 million, servicing fees of $2.9 million, gain on resolution of Portfolio Assets of $1.8 million and interest income of $1.6 million.

Operating contribution from the Portfolio Asset Acquisition business for the second quarter includes net foreign currency losses of $1.02 million, which is comprised of $324,400 of Euro gains, $1.33 million in Mexican peso losses. Since quarter end the Mexican peso has rebounded to a level that the Company would recapture all of the loss recorded in the second quarter if marked today. The Company continued to borrow in Euros to hedge the risk associated with foreign currency exposure.

The following table details the impact of these items on corporate earnings:

	Three Months Ended		Six Months Ended
Illustration of the Effects of Currency	June 30,		June 30,
Fluctuations (dollars in thousands)	2006	2005	2006	2005
	(unaudited)		(unaudited)
Net earnings to Common Stockholders as reported	$1,263	$2,723	$3,285	$5,272
Euro gains	324	264	658	494
Mexican Peso gains (losses)	(1,328)	424	(1,154)	744
Argentine Peso losses	(12)	—	(3)	—

Euro exchange rate at valuation date	0.80	0.83
Mexican Peso exchange rate at valuation date	11.40	10.84
Argentine Peso exchange rate at valuation date	3.09	n/a

Restructure of Mexican Investment Platform

Subsequent to quarter end FirstCity completed a total restructure of its investments in Mexico in a transaction which aligns FirstCity with American International Group, Inc. (“AIG”).  The restructure is detailed as follows:

During the period from December 1998 to March 2005, FirstCity affiliates, Cargill Financial Services International, Inc. (“CFSI”) and certain other investors acquired, indirectly through U.S. and Mexican acquisition entities (the “Acquisition Entities”), twelve non-performing loan portfolios from financial institutions in Mexico. The aggregate investment interest of FirstCity in the twelve portfolios was 11% as of the end of the first quarter of 2006.

During the second quarter of 2006, FirstCity affiliates and CFSI acquired the debt and equity interests of the other investors in the Acquisition Entities.  Following these acquisitions, the FirstCity affiliates had, indirectly through the Acquisition Entities, an aggregate investment in the portfolios of 20%.  The FirstCity affiliates that were investors and lenders in the Acquisition Entities transferred such ownership interests and loans to Strategic Mexican Investment Partners, L.P. (“SMIP”), an entity in which FirstCity owns a 95.75% interest.

On August 8, 2006, SMIP and AIG Global Investment Group, the asset management arm of AIG, on behalf of various affiliates (collectively the “AIG entities”) invested in a newly established Delaware limited liability company (the “Investor LLC”), for the purpose of acquiring the Mexican portfolios by purchasing the interests of Cargill and SMIP in the U.S. acquisition entities, owners of the Mexican Acquisition Entities owning the Mexican portfolios.

The AIG entities acquired 85% and SMIP acquired 15% of the membership interests in the Investor LLC.  SMIP’s membership interest is held in two parts, a 9% interest which is equivalent in standing to membership interests held by the AIG entities.  The remaining 6% membership interest is subordinate to all other interests until a designated internal rate of return is achieved.

An affiliate of FirstCity entered into a servicing agreement with the Mexican acquisition entities to service the Mexican portfolios. FirstCity will receive a payment of approximately $2 million of consulting fees in the third quarter from the sale of certain assets by CFSI and FirstCity Affiliates as a result of this restructure.

Stephens Cori Capital Advisors, a division of Stephens, Inc., advised CFSI and FirstCity in this transaction.

Other Corporate Matters

FirstCity’s application for an industrial bank charter and deposit insurance continues in process at the State of Utah and the FDIC.  The FDIC has issued a six month moratorium on applications for deposit insurance by Industrial Loan Companies (“ILCs”), as well as on notices of change in control for existing ILCs. The FDIC will not make any final decisions or accept any future applications for deposit insurance or notices of change in control for ILCs during this moratorium.  FirstCity and Cargill plan to pursue this application through to completion.

Conference Call

A conference call will be held today at 9:00 a.m. Central time to discuss second quarter 2006 results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Second Quarter 2006 Conference Call
Date:	Wednesday, August 9, 2006
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page-	www.fcfc.com/invest.htm or,
	CCBN’s Investor websites-	www.streetevents.com and,
www.fulldisclosure.com

Dial In Access:	Domestic	866-543-6407
	International	617-213-8898

	Pass code -	17159500

Replay	Domestic	888-286-8010
	International	617-801-6888

	Pass code -	46527539

                The replay will be available until Wednesday August 23, 2006.

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words “expect”, “intend”, “plan”, “estimate”, “believe”, “will be”, “will continue”, “will likely result”, and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, the impact of certain covenants in loan agreements of the Company and its subsidiaries, the ability of the Company to utilize net operating loss carry forwards, general economic conditions, foreign social and economic conditions, changes (legislative and otherwise) in the asset securitization industry, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16,2006, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in France and Mexico. Its common stock is listed on the NASDAQ National Market System under the symbol “FCFC.”

FirstCity Financial Corporation
Summary of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Servicing fees from affiliates	$2,856	$2,909	$5,503	$6,081
Income from Portfolio Assets	2,946	1,805	5,004	4,145
Interest income from affiliates	465	449	895	873
Other income	639	426	1,219	810
Total revenues	6,906	5,589	12,621	11,909
Expenses:
Interest and fees on notes payable - other	1,938	838	3,636	1,710
Interest and fees on notes payable to affiliates	10	10	20	18
Salaries and benefits	3,278	3,684	7,016	7,842
Provision (recovery) for loan and impairment losses	(58)	29	51	114
Occupancy, data processing, communication and other	1,913	1,753	3,477	3,666
Total expenses	7,081	6,314	14,200	13,350
Equity in earnings of investments	1,387	3,690	5,021	7,091
Earnings from continuing operations before income taxes and minority interest	1,212	2,965	3,442	5,650
Income taxes	(22)	(103)	(144)	(242)
Minority interest	73	(42)	62	(39)
Earnings from continuing operations	1,263	2,820	3,360	5,369
Discontinued operations
Loss from operations of discontinued components	—	(97)	(75)	(97)
Income taxes	—	—	—	—
Loss from discontinued operations	—	(97)	(75)	(97)
Net earnings	$1,263	$2,723	$3,285	$5,272

Basic earnings per common share are as follows:
Earnings from continuing operations	$0.11	$0.25	$0.30	$0.48
Discontinued operations	$—	$(0.01)	$(0.01)	$(0.01)
Net earnings per common share	$0.11	$0.24	$0.29	$0.47
Wtd. avg. common shares outstanding	11,308	11,274	11,308	11,268

Diluted earnings per common share are as follows:
Earnings from continuing operations	$0.11	$0.24	$0.28	$0.45
Discontinued operations	$—	$(0.01)	$(0.01)	$(0.01)
Net earnings per common share	$0.11	$0.23	$0.27	$0.44
Wtd. avg. common shares outstanding	11,959	12,025	11,958	12,016

Selected Unaudited Balance Sheet Data

	June 30,	December 31,
	2006	2005
Cash	$10,312	$12,901
Portfolio Assets, net	58,005	49,346
Loans receivable	25,789	19,606
Equity investments	67,999	83,785
Deferred tax asset, net	20,101	20,101
Service fees receivable and other assets	8,305	8,973
Discontinued mortgage assets held for sale	100	157
Total assets	$190,611	$194,869

Notes payable - other	$81,658	$89,653
Notes payable to affiliates	474	606
Minority interest and other liabilities	5,455	5,578
Liabilities from discontinued consumer operations	127	121
Total liabilities	87,714	95,958
Total equity	102,897	98,911
Total liabilities and equity	$190,611	$194,869

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Portfolio Asset Acquisition and Resolution:
Summary Operating Statement Data
Revenues	$6,715	$5,469	$12,261	$11,676
Equity in earnings of investments	1,387	3,690	5,021	7,091
Expenses	(5,611)	(5,002)	(11,354)	(10,410)
Operating contribution before provision for loan and impairment losses	2,491	4,157	5,928	8,357
Provision (recovery) for loan and impairment losses	(58)	29	51	114
Operating contribution, net of direct taxes	$2,549	$4,128	$5,877	$8,243
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$24,175	$16,073	$66,527	$28,181
Latin America	—	—	—	2,763
Europe	1,026	—	1,026	—
Total	$25,201	$16,073	$67,553	$30,944

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions - Annual:
2006	$67,553	$42,278
2005	146,581	71,405
2004	174,139	59,762
2003	129,192	22,944
2002	171,769	16,717

	June 30,	December 31,
	2006	2005
Portfolio acquisition and resolution assets by region:
Domestic	$99,951	$105,938
Latin America	25,588	19,764
Europe	26,684	27,699
Total	$152,223	$153,401

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues and equity in earnings of investments by region:	$6,037	$4,764	$11,391	$10,726
Domestic	488	2,973	3,141	5,370
Latin America	1,577	1,422	2,750	2,671
Europe	$8,102	$9,159	$17,282	$18,767
Total

Revenues and equity in earnings of investments by source:
Equity earnings	$1,387	$3,690	$5,021	$7,091
Servicing fees	2,856	2,909	5,503	6,081
Interest income - loans	1,573	1,049	2,777	1,951
Gain on resolution of Portfolio Assets	1,838	1,205	3,122	3,067
Other	448	306	859	577
Total	$8,102	$9,159	$17,282	$18,767

FirstCity Financial Corporation
Supplemental Information
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Analysis of Equity Investments in Acquisition Partnerships:
FirstCity’s Average investment in Acquisition Partnerships
Domestic	$51,054	$35,561	$51,678	$35,969
Latin America	3,284	1,778	3,204	1,658
Europe	24,520	18,513	24,902	18,567
Total	$78,858	$55,852	$79,784	$56,194

FirstCity Share of Equity Earnings:
Domestic	$1,585	$1,911	$3,854	$4,224
Latin America	(1,608)	467	(1,295)	470
Europe	1,410	1,312	2,462	2,397
Total	$1,387	$3,690	$5,021	$7,091

Selected other data:
Average investment in wholly owned portfolio assets and loans receivable:
Domestic	$54,439	$39,570	$52,112	$38,620
Latin America	18,803	18,909	17,617	18,947
Europe	1,969	505	1,864	517
Total	$75,211	$58,984	$71,593	$58,084

Income from wholly owned portfolio assets and loans receivable:
Domestic	$3,027	$1,863	$5,157	$4,256
Latin America	348	384	679	747
Europe	36	7	63	15
Total	$3,411	$2,254	$5,899	$5,018

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$1,214	$833	$1,973	$1,974
Average servicing fee %	2.8%	3.4%	2.9%	3.8%
Latin American partnerships:
Servicing fee revenue	$1,534	$1,915	$3,360	$3,896
Average servicing fee %	9.0%	8.2%	11.5%	11.4%
Incentive service fees	$108	$161	$170	$211
Total Service Fees:
Servicing fee revenue	$2,856	$2,909	$5,503	$6,081
Average servicing fee %	4.7%	6.1%	5.7%	7.0%

Collections:
Domestic	$43,840	$24,793	$67,109	$52,227
Latin America	17,059	23,277	29,204	34,174
Europe	12,418	15,788	29,115	28,986
Subtotal	73,317	63,858	125,428	115,387
Wholly-owned	15,416	5,593	22,147	13,931
Total	$88,733	$69,451	$147,575	$129,318

Servicing portfolio (face value)
Domestic	$528,392	$485,435
Latin America	1,277,911	1,447,634
Europe	908,735	809,955
Total	$2,715,038	$2,743,024

Number of personnel at period end:
Domestic	61	66
Latin America	118	128
Corporate	33	34
Total personnel	212	228